Exhibit10.22

BOARD OBSERVER AGREEMENT

This Board Observer Agreement, dated effective as of December 31, 2020 (this “Agreement”), is entered into by and between Sotherly Hotels Inc., a Maryland corporation operating as a real estate investment trust (the “REIT”), and KWHP SOHO, LLC (the “Investor”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement (defined below).

WHEREAS, pursuant to and subject to the terms and conditions of that certain Note Purchase Agreement by and among Sotherly Hotels LP, a Delaware limited partnership and the operating partnership of the REIT (the “Operating Partnership”), the REIT, the Investor, the other investors party thereto, and KWHP SOHO, LLC, as collateral agent, dated as of December 31, 2020 (the “Purchase Agreement”), the Operating Partnership has agreed to issue and sell to the Investor, and the Investor has agreed to purchase from the Operating Partnership, certain promissory notes (the “Notes”), and the REIT has agreed to guarantee all obligations of the Operating Partnership under the Purchase Agreement, the Notes and other Transaction Documents, all as more particularly described in the respective Transaction Documents; and

WHEREAS, as an inducement to the Investor to enter into the Purchase Agreement and purchase the Notes, the REIT desires to provide the Investor with certain observation rights regarding the REIT’s board of directors (the “Board”) and committees thereof (“Committees”), as further described, and subject to the terms and conditions set forth, herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Observer Rights.

(a)Beginning on the First Closing Date (as defined in the Purchase Agreement) and ending on the date on which all principal, interest and all other sums payable under the Notes held by the Investor and any of its Affiliates are paid and satisfied in full (the “Board Rights Termination Date” and such period from the date of this Agreement to the Board Rights Termination Date, the “Observation Period”), the REIT grants to the Investor the option and right, exercisable at any time during the Observation Period by delivering a written notice of such appointment to the REIT, to appoint a single representative (the “Observer”) to attend all meetings (including telephonic or videoconference meetings and meetings held in executive session) of the Board and all Committees during the Observation Period in a non-voting, observer capacity; provided, that (x) for the avoidance of doubt, Investor may designate more than one representative of Investor as an Observer but only one such representative shall be entitled to attend any particular meeting of the Board or Committee, and (y) any such representative shall have executed and delivered to the REIT a copy of the Acknowledgement and Agreement to be Bound in the form attached hereto as Exhibit A (the “Acknowledgement”). The Observer may participate fully in discussions of all matters brought to the Board or Committee, as the case may be, for consideration, but in no event shall the Observer (i) be deemed to be a member of the Board or any Committee; (ii) except for (and without limitation of) the obligations expressly set forth in this Agreement and the Acknowledgement, have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the REIT or its stockholders; or (iii) have the right to propose or offer any motions or resolutions to the Board or Committees. Upon request, the REIT shall allow the Observer to attend Board or Committee meetings by telephone or electronic communication. The presence of the Observer shall not be required for purposes of establishing a quorum.

(b)The REIT shall provide to the Observer copies of all notices, minutes, consents and other materials that it provides to Board members (collectively, “Board Materials”), including any draft versions, proposed written consents, and exhibits and annexes to any such materials, at the same time and in the same manner as such information is delivered to the Board members.

(c)Notwithstanding anything herein to the contrary, the REIT may exclude the Observer from access to any Board Materials, meeting or portion thereof if the Board concludes, acting in good faith, that (i) such exclusion is reasonably necessary to preserve the attorney-client or work product privilege between the REIT or its Affiliates and its counsel (provided, however, that any such exclusion shall only apply to such portion of such material or meeting which would be required to preserve such privilege); or (ii) such Board Materials or discussion relates to an existing or potential contractual relationship or transaction between the REIT or any of its Affiliates and the Investor or its Affiliates.

(d)From and after the Board Rights Termination Date, any rights of Investor and the Observer provided in Sections 1(a) and 1(b) shall cease.

2.Confidential Information.

(a)To the extent that any information obtained by the Observer from the REIT (or any director, officer, employee or agent thereof) is Confidential Information (as defined below), the Investor shall, and shall cause the Observer to, treat any such Confidential Information as confidential in accordance with the terms and conditions set out in this Section 2.

(b)As used in this Agreement, “Confidential Information” means any and all information or data concerning the REIT or its Affiliates, whether in verbal, visual, written, electronic or other form, which is disclosed to the Observer by the REIT or any director, officer, employee or agent of the REIT (including all Board Material that is non-public information), together with all information discerned from, based on or relating to any of the foregoing which may be prepared or created by the Observer, the Investor or any of its Affiliates, or any of their respective directors, officers, employees, agents or advisors (each, a “Representative”); provided, however, that “Confidential Information” shall not include information that:

(i)is or becomes generally available to the public other than as a result of disclosure of such information by the Investor, any of its Affiliates, any of their Representatives, or the Observer;

(ii)is independently developed by the Investor, any of its Affiliates, any of their Representatives, or the Observer without use of Confidential Information provided by the REIT or by any director, officer, employee or agent thereof;

(iii)becomes available to the recipient of such information at any time on a non-confidential basis from a third party that is not, to the recipient's knowledge, prohibited from disclosing such information to the Investor or any of its Affiliates, any of their respective Representatives, or the Observer by any contractual, legal or fiduciary obligation to the REIT; or

(iv)was known by the Investor, any of its Affiliates, or the Observer prior to receipt from the REIT or from any director, officer, employee or agent thereof.

(c)The Investor shall, and shall cause the Observer to, (i) retain all Confidential Information in strict confidence; (ii) not release or disclose Confidential Information in any manner to any other person (other than disclosures to the Investor, its Affiliates or to any of its or their Representatives who (A) have a need to know such information; and (B) are informed of its confidential nature); and (iii) use the Confidential Information solely in connection with the Investor’s and Observer’s rights hereunder and not for any other purpose; provided, however, that the foregoing shall not apply to the extent the Investor, its Affiliates, any of its or their Representatives or the Observer is compelled to disclose Confidential Information by judicial or administrative process, pursuant to the advice of its outside counsel, or by requirements of law; provided, further, however, that, if legally permissible, prior written notice of such disclosure shall be given to the REIT so that the REIT may take action, at its expense, to prevent such disclosure and any such disclosure is limited only to that portion of the Confidential Information which such person is compelled to disclose.

(d)The Investor, on behalf of itself and the Observer, acknowledges that the Confidential Information is proprietary to the REIT and may include trade secrets or other business information the disclosure of which could harm the REIT. None of the Investor, any of its Affiliates, their Representatives or the Observer shall, by virtue of the REIT's disclosure of, or such person's use of any Confidential Information, acquire any rights with respect thereto, all of which rights (including intellectual property rights) shall remain exclusively with the REIT. The Investor shall be responsible for any breach of this Section 2 by the Observer, any of its Affiliates, or its or their Representatives.

(e)The Investor agrees that, upon the request of the REIT following the Board Rights Termination Date, it will (and will cause the Observer, its Affiliates and its and their Representatives to) promptly (i) return or destroy all physical materials containing or consisting of Confidential Information and all hard copies thereof in their possession or control; and (ii) destroy all electronically stored Confidential Information in their possession or control; provided, however, that each of the Investor, its Affiliates, and its and their Representatives may retain any electronic or written copies of Confidential Information as may be (A) stored on its electronic records or storage system resulting from automated backup systems; (B) required by law, other regulatory requirements, or internal document retention policies; or (C) contained in board presentations or minutes of board meetings of the Investor or its Affiliates; provided, further, however, that any such retained Confidential Information shall remain subject to this Section 2.

3.Expenses. The REIT agrees to reimburse the Investor for reasonable out-of-pocket expenses incurred in connection with the Observer’s attendance at Board and Committee meetings; provided, that all reimbursements payable by the REIT pursuant to this Section 3 shall be payable in accordance with and subject to the REIT’s policies and practices with respect to director expense reimbursement then in effect.

4.Miscellaneous.

(a)Notices. All notices provided for in this Agreement shall be in writing and shall be given as provided in Section 9.4 of the Purchase Agreement.

(b)Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties regarding the matters set out in this Agreement.

(c)Modification. No provision of this Agreement may be amended, modified or waived, except in a writing signed by the parties hereto.

(d)Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other party.

(e)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and if any restriction in this Agreement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law.

(f)Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

(g)Counterparts. This Agreement may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument.

(h)No Waiver. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist on strict adherence to any term of this Agreement on one or more occasions shall not be construed as a waiver or deprive such party of the right to thereafter insist on strict adherence to that term or any other term of this Agreement.

(i)Remedies. The REIT, on the one hand, and the Investor, on the other hand, each acknowledge and agree that monetary damages may not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, (i) the nonbreaching party shall have the right to seek immediate injunctive and other equitable relief, without proof of actual damages; (ii) the breaching party will not plead in defense thereto that there would be an adequate remedy at law; and (iii) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies that may be available to the non-breaching party at law or in equity.

(j)Applicable Law; Venue; Waiver of Jury Trial. This Agreement and the agreements, instruments, and documents contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any applicable principles of conflicts of law that might require the application of the laws of any other jurisdiction. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the actions contemplated hereby, each party: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with the preceding clause (i), (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 4(a) of this Agreement. The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement or any other document executed in connection herewith or therewith.

(k)Survival. The provisions of Sections 2, 3, 4(i) and 4(j) will survive termination of this Agreement.

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IN WITNEES WHEREOF, the parties hereto have caused this Board Observer Agreement to be duly executed as of date first indicated above

COMPANY:

SOTHERLY HOTELS INC.,
a Maryland corporation

By:	/s/ David R. Folsom
Name:	David R. Folsom
Title:	President and chief Executive Officer

INVESTOR:

KWHP SOHO, LLC,
a Delaware limited liability company

BY:	KEMMONS WILSON HOSPITALITY
,	PARTNERS GP, LLC,
Its Manager

	By:	/s/ D. Webb Wilson
	Name:	D. Webb Wilson
	Title:	Manager

[Signature Page to Board Observer Agreement]

EXHIBIT A

ACKNOWLEDGEMENT AND AGREEMENT TO BE BOUND

This Acknowledgement and Agreement to be Bound, dated effective as of December 31, 2020 (“Acknowledgement”) is given by the undersigned as a representative designated by KWHP SOHO, LLC (the “Investor”) to act as the Observer pursuant to that certain Board Observer Agreement by and between Sotherly Hotels Inc., a Maryland corporation operating as a real estate investment trust (the “REIT”), and the Investor dated as of December 31, 2020 (the “Agreement”). Capitalized terms used, but not defined, herein have the meanings ascribed thereto in the Agreement.

1.By his execution of this Acknowledgement, the undersigned acknowledges and agrees:

(a)That he has received and reviewed a copy of the Agreement and that his execution of this Acknowledgement is a condition precedent to his appointment as the Observer under the Agreement.

(b)To treat any Confidential Information obtained by him from the REIT (or any director, officer, employee or agent thereof) in accordance with Section 2 of the Agreement.

(c)That either the Investor or the undersigned may terminate the undersigned's service as the Observer as set forth in the Agreement. If the undersigned ceases to serve as the Observer, he shall (i) no longer be entitled to exercise any rights afforded to the Observer under Section 1 of the Agreement and (ii) as promptly as practicable (but in any event not later than three business days thereafter) deliver or destroy all physical materials containing or consisting of Confidential Information in his possession or control to the Investor.

2.No provision of this Acknowledgement may be amended, modified or waived, except in a writing signed by the undersigned and the REIT. The invalidity or unenforceability of any provision of this Acknowledgement shall not affect the validity or enforceability of any other provision, and if any restriction in this Acknowledgement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law. This Acknowledgement may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument.

3.The undersigned acknowledges and agrees that monetary damages may not be a sufficient remedy for any breach (or threatened breach) of this Agreement by him and that, in the event of any breach or threatened breach hereof, (a) the REIT shall have the right to seek immediate injunctive and other equitable relief, without proof of actual damages; (b) he will not plead in defense thereto that there would be an adequate remedy at law, and (c) he agrees to waive any applicable right or requirement that a bond be posted by the REIT. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies that may be available to the REIT at law or in equity.

4.Section 4(j) (Applicable Law; Venue) of the Agreement shall be applicable to this Acknowledgement, and the undersigned hereby agrees to be bound thereby, as if set forth herein. If any notice, request, demand or other communication is given to the undersigned under this Acknowledgement, it shall be given to him at his address set forth on the signature page hereto or such other address as the undersigned shall have provided in writing to the REIT in accordance with Section 4 of the Agreement.

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IN WITNESS WHEREOF, the undersigned has executed this Acknowledgement as of the date first above written

/s/ D. Webb Wilson
Printed Name:	D. Webb Wilson

c/o Kemmons Wilson Hospitality Partners LP
8700 Trail Lake Drive West, Suite 300
Memphis, Tennessee 38125

ACKNOWLEDGED AND ACCEPTED as of this 31st day of December, 2020:

COMPANY:

SOTHERLY HOTELS INC.,
a Maryland corporation

By:	/s/ David R. Folsom
Name:	David R. Folsom
Title:	President and chief Executive Officer

INVESTOR:

KWHP SOHO, LLC,
a Delaware limited liability company

BY:	KEMMONS WILSON HOSPITALITY
,	PARTNERS GP, LLC
Its Manager

	By:	/s/ D. Webb Wilson
	Name:	D. Webb Wilson
	Title:	Manager

29302145.4